As filed with the Securities and Exchange Commission on July 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	6531	82-1518164
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

211 New Edition Court, Suite 211

Cary, North Carolina, 27511

888-455-6040

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Joshua Harley

Chief Executive Officer

211 New Edition Court, Suite 211

Cary, North Carolina, 27511

888-455-6040

(Name, address, including zip code and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Donald R. Reynolds	M. Ali Panjwani, Esq.
Andrew J. Gibbons	Pryor Cashman LLP
Lorna A. Knick	7 Times Square
Wyrick Robbins Yates & Ponton LLP	New York, New York 10036
4101 Lake Boone Trail, Suite 300	(212) 421-4100
Raleigh, North Carolina 27607
(919) 781-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-235972

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee(4)
Common Stock, no par value per share(1)	$9,997,000	$1,297.61
TOTAL	$9,997,000	$1,297.61

(1)	Represents only the additional dollar amount of shares being registered. Does not include the securities, the offer and sale of which the Registrant previously registered on a Registration Statement on Form S-1 (File No. 333-235972), as amended (the “Prior Registration Statement”). Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and includes shares of common stock that the underwriters have an option to purchase from the Registrant.

(2)	The Registrant previously registered securities on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on July 30, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a maximum aggregate offering price of $9,997,000 are hereby registered.

(3)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	Calculated pursuant to Rule 457(o) based on an estimate of the maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Fathom Holdings Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-235972) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on January 17, 2020, and subsequently amended on June 15, 2020, June 16, 2020, July 1, 2020, July 16, 2020, July 24, 2020 and July 29, 2020, and which the Commission declared effective on July 30, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate maximum offering price by $9,997,000. The additional amount being registered for issuance and sale is in an amount that together represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement as calculated pursuant to Securities Act Rules Compliance and Disclosure Interpretation 627.01. The information set forth in the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

Item 16.   Exhibits and Financial Statement Schedules.

(a)    Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.*

23.1	Consent of BDO USA, LLP.*

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).*

24.1	Power of Attorney. †

*	Filed herewith.
†	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-235972).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cary, State of North Carolina, on July 30, 2020.

FATHOM HOLDINGS INC.

By:	/s/ Joshua Harley
	Name:	Joshua Harley
	Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joshua Harley	Chief Executive Officer, Director
Joshua Harley	(Principal Executive Officer)	July 30, 2020
/s/ Marco Fregenal	President and Chief Financial Officer, Director
Marco Fregenal	(Principal Financial Officer and Principal Accounting Officer)	July 30, 2020
*
Chris Bennett	Director	July 30, 2020
*
Jeffrey H. Coats	Director	July 30, 2020
*
David C. Hood	Director	July 30, 2020
*
Glenn Sampson	Director	July 30, 2020
*
Jennifer B. Venable	Director	July 30, 2020
*By: /s/ Marco Fregenal
Marco Fregenal, As Attorney-in-Fact